EXHIBIT 10.1
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                          2006 EXECUTIVE INCENTIVE PLAN
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PURPOSE
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The Dayton Superior Corporation Executive Incentive Plan is established to encourage the achievement of defined operational goals that contribute directly to the profits of Dayton Superior Corporation and to recognize employees whose performance exceeds normal expectations or requirements for their positions.

DEFINITIONS
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     o    Plan means the Dayton Superior Corporation Executive Incentive Plan.

     o Compensation Committee means the Compensation Committee established by the Board of Directors.

     o    Participant means an employee selected to participate in the Plan.

     o    Year means a calendar year.

ADMINISTRATION
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Participants in the Executive Incentive Plan will have a bonus opportunity, which will be a percentage of their base salary. The percentage will vary by position and will reflect the level of responsibility of the individual participant and will include market-based compensation comparisons. The percentage opportunity will be defined by the President & Chief Executive Officer, with Compensation Committee oversight. The Plan will be based upon the achievement of various financial goals approved by the Compensation Committee. The financial goals must be met before any bonuses will be awarded.

The Compensation Committee shall make all determinations of the financial targets required for the administration of the Plan. The Compensation Committee will also make such adjustment, including the determination as to which unusual or non-recurring items to include or exclude, as it, in its sole discretion, deems appropriate to properly reflect our financial results.

The Compensation Committee must approve all participants in the Plan and the achievement of the specified financial goals for distribution of awards.


ELIGIBILITY & COMPONENT ALLOCATION
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Plan participants must be employed with Dayton Superior Corporation at the time of distribution. If a plan participant leaves prior to the payment, the participant forfeits any bonus amount.

Payments will be made by March 31st of the year following the Plan year, subject to completion of annual audit of company financial statements.



Eligibility for the Executive Incentive Plan will be reviewed each year. For 2006, plan participation eligibility and allocation are established for the executive group as follows:

                                                        % of Salary At 100% of Target
                                --------------------------------------------------------------------------
                                    Chief Executive     Executive Vice      Vice President        Director
                                       Officer           President
----------------------------------------------------------------------------------------------------------
                Company EBITDA*           60%                45%                  30%               20%
             Company Cash Flow*           40%                30%                  20%               15%
                          Total          100%                75%                  50%               35%

                                --------------------------------------------------------------------------
                                                 % of Salary Above 100% of Target
----------------------------------------------------------------------------------------------------------
 For Each $1 Million Company
    EBITDA Exceeding Target              10%                7.5%                  5%               3.5%
----------------------------------------------------------------------------------------------------------


LIMITATIONS
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The Plan is not to be construed as providing a guaranteed or minimum payment, or as constituting a contract of employment. No rights in this Plan shall be deemed to accrue to any participant and no participant or other person shall, because of the Plan, acquire any right to an accounting or to examine the books or affairs of Dayton Superior Corporation.

The Compensation Committee may at any time terminate the Plan or effect such amendments thereto as it shall deem advisable and in the best interest of Dayton Superior Corporation provided, that no such termination or amendment shall affect or impair any rights of such Participant with respect to the year in which such termination or amendment is made.


PERFORMANCE MEASURES
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The threshold for the Executive Team is 90% of target scaled to 100% using the specified EBITDA target determined by the Compensation Committee.

At the 90% threshold, the plan will pay out at 50% of target. If the Company does not achieve the threshold, no bonuses will be paid.

For each $1 million of EBITDA above target, the Program will pay an additional bonus amount as a % of salary.

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*As defined by the Compensation Committee